Exhibit 99.5

Exhibit 99.5 A properly completed original stock order form must be used to subscribe for common stock. Please read the Stock Ownership Guide Instructions as you complete this form. Subscription & Community Offering Stock Order Form STOCK ORDER DEADLINE day, [Expiration Date] at _:00 p.m. Eastern Time (Received not postmarked) STOCK ORDER DELIVERY If By Hand Delivery (Drop Box) Prosper Bank Address, City, State Zipcode STOCK ORDER DELIVERY If By Overnight Delivery xxxxxxx Address, City, State Zipcode, (xxx) xxx-xxxx SHARES TOTAL PAYMENTS DUE Purchase Limitations (see instructions and the Prospectus) X 10.00 = $ .00 Minimum 25 shares $250 Maximum 10,000 shares $100,000 Maximum for associates or group 20,000 shares $200,000 Check here if you are a Prosper Bank or PB Bankshares, Inc.: EMPLOYEE, OFFICER, TRUSTEE, DIRECTOR or IMMEDIATE FAMILY MEMBER of such person living in the same household. CHECK PAYMENT Check, bank draft or money order Prosper Bank line of credit and third party checks cannot be Payable to PB Bankshares, Inc. used for check payment. Enclosed.00 (5) WITHDRAWAL PAYMENT The undersigned authorizes withdrawal from the following account(s). There is no early withdrawal penalty for this form of payment. Bank Use Bank Use Amount Amount .00 .00 PURCHASER INFORMATION Subscription Offering The purchaser had a deposit account(s) totaling $50 or more on December 31, 2019 at Prosper Bank. The purchaser had a deposit account(s) totaling $50 or more on March 31, 2021 at Prosper Bank and is not a trustee, director or executive officer of Prosper Bank or PB Bankshares, Inc. The purchaser had a deposit account(s) at Prosper Bank on April 30, 2021. Community Offering The purchaser in the community offering RESIDES in: - Chester, Cumberland, Dauphin, Lancaster or Lebanon County in PA. Indicate county of residence here: The purchaser in the community offering DOES NOT RESIDE in one of the above listed counties. Account Information - List below all Prosper Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6. Qualifying Account # of Purchaser Qualifying Account # of Purchaser Names(s) on Account Names(s) on Account STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights. Form of Ownership (check one box and indicate SS# or Tax ID#)IRA or Other Qualified Plan Order SS/Tax ID# Individual Joint Tenants Registration Uniform Transfers to Minors Act (minor SS#) Tenants In Common Business (co., corp.) Fiduciary (trust, estate) Reporting SS/Tax ID# TTEE Tax ID# -Owner SS# --_ Address Name Name Telephone Street CityStateZip code Day Evening ASSOCIATES / ACTING IN CONCERT (Definitions on reverse side) Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you checked this box, complete reverse side. ACKNOWLEGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, [day], [month] , 2021, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by PB Bankshares, Inc., this stock order form may not be modified, withdrawn or canceled without PB Bankshares, Inc.’s consent and if authorization to withdraw from deposit accounts at Prosper Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side) By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9). SignatureDateSignatureDate

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PB Bankshares, Inc.